Exhibit 99.1

Salin Bancshares, Inc.

Independent Auditor’s Report and Consolidated Financial Statements

December 31, 2017 and 2016

Salin Bancshares, Inc.

December 31, 2017 and 2016

Independent Auditor’s Report

To the Stockholders and Board of Directors

Salin Bancshares, Inc.

Indianapolis, Indiana

We have audited the accompanying consolidated financial statements of Salin Bancshares, Inc. and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Salin Bancshares, Inc. and its subsidiaries as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Indianapolis, Indiana

April 24, 2018

2

Salin Bancshares, Inc.

Consolidated Balance Sheets

December 31, 2017 and 2016

Assets	2017	2016

Cash and due from banks	$15,016,166	$12,584,595
Interest-bearing demand deposits in other banks	25,668,379	44,232,546

Cash and cash equivalents	40,684,545	56,817,141
Interest-bearing time deposits	4,397,000	4,544,000
Trading securities - marketable equity securities - mutual funds	481,279	481,279
Available-for-sale securities	174,550,047	180,618,038
Held-to-maturity securities (fair value of $157,518 and $244,559 at December 31, 2017 and 2016, respectively)	143,604	220,921
Loans held for sale	1,514,495	522,990
Loans, net of allowance for loan losses of $7,549,079 and $8,958,058 at December 31, 2017 and 2016, respectively	611,047,959	586,580,577
Premises and equipment	17,699,595	19,235,345
Federal Reserve and Federal Home Loan Bank stock	3,570,700	2,723,500
Interest receivable	2,865,616	2,673,837
Other assets	19,973,354	18,653,627

Total assets	$876,928,194	$873,071,255

Liabilities
Deposits
Noninterest-bearing	$184,511,990	$185,797,746
Interest-bearing	484,736,807	502,565,431

Total deposits	669,248,797	688,363,177
Borrowings	118,614,427	99,582,254
Interest payable	216,765	165,006
Other liabilities	4,657,105	3,024,102

Total liabilities	792,737,094	791,134,539

Commitments and Contingencies

Stockholders’ Equity

Salin Bancshares Inc. stockholders equity
Preferred stock, $20 par value
Authorized and unissued - 486,829 shares
Common stock, no par value - $1,000 stated value
Authorized - 300 shares
Issued and outstanding - 275 shares, 2017 and 270 shares, 2016	274,546	270,000
Additional paid-in capital	25,969,249	24,504,878
Retained earnings	58,774,313	57,078,652
Accumulated other comprehensive loss	(827,008)	(1,393,300)

Total Salin Bancshares Inc. (SBI) stockholders’ equity	84,191,100	80,460,230

Noncontrolling Interest	-	1,476,486

Total stockholders’ equity	84,191,100	81,936,716

Total liabilities and stockholders’ equity	$876,928,194	$873,071,255

See Notes to Consolidated Financial Statements	3

Salin Bancshares, Inc.

Consolidated Statements of Income

Years Ended December 31, 2017 and 2016

	2017	2016

Interest and Dividend Income
Loans receivable	$27,007,525	$24,146,209
Investment securities	4,138,588	4,217,360
Other	420,638	369,972

Total interest and dividend income	31,566,751	28,733,541

Interest Expense
Deposits	1,925,127	1,283,931
Borrowings	1,707,813	1,420,503

Total interest expense	3,632,940	2,704,434

Net Interest Income	27,933,811	26,029,107
Provision for loan losses	3,450,000	-

Net Interest Income After Provision for Loan Losses	24,483,811	26,029,107

Other Income
Fiduciary activities	1,326,338	1,370,735
Service charges on deposit accounts	3,166,363	3,321,143
Loan servicing fees, net of mortgage-servicing rights amortization	29,498	12,866
Net (loss) gain on real estate owned	34,481	(15,133)
Unrealized losses on trading securities - equity securities	-	(7,763)
Other-than-temporary impairment
Total other-than-temporary losses	-	(131,000)
Portion of loss recognized in other comprehensive income	-	-

Net impairment losses recognized in earnings (includes $0 and $(131,000), respectively, related to accumulated other comprehensive income reclassifications)	-	(131,000)
Realized gains on investments (includes $79,386 and $4,156, respectively, related to accumulated other comprehensive income reclassification)	79,386	4,156
Net gains on loan sales	894,077	1,024,918
Credit card interchange income	2,054,931	2,014,230
Other real estate owned income	60,708	188,172
Other income	851,042	1,269,524

Total other income	8,496,824	9,051,848

Other Expenses
Salaries and employee benefits	15,399,274	15,028,184
Net occupancy expense	1,769,626	1,787,370
Equipment expense	2,529,040	2,774,825
Data processing expense	2,379,443	2,139,441
Telephone expense	614,217	701,398
Advertising	696,137	833,007
Professional fees	830,621	727,111
Postage and courier expense	411,455	408,803
FDIC assessment	270,217	352,950
ATM and interchange expense	763,801	691,210
Loan expense	335,629	387,069
Other real estate owned and repossession expense	109,276	212,890
Other expenses	1,961,807	1,757,664

Total other expenses	28,070,543	27,801,922

Net Income	4,910,092	7,279,033
Net income (loss) attributable to noncontrolling interest	(7,569)	345,998

Net Income Attributable to SBI Stockholders	$4,917,661	$6,933,035

See Notes to Consolidated Financial Statements	4

Salin Bancshares, Inc.

Consolidated Statements of Comprehensive Income

Years Ended December 31, 2017 and 2016

	2017	2016

Net Income	$4,910,092	$7,279,033

Other Comprehensive Gain (Loss)
Unrealized gains (losses) on available-for-sale securities	725,624	(3,370,034)
Less: reclassification adjustment for realized gains (losses) included in net income	79,386	(126,844)
Unrealized gain (loss) on available-for-sale securities for which a portion of an other-than-temporary impairment has been recognized in income	(79,946)	130,021

	566,292	(3,113,169)

Comprehensive Income	5,476,384	4,165,864

Less: comprehensive income (loss) attributable to non-controlling interest	(7,569)	345,998

Comprehensive Income Attributable to SBI Shareholders	$5,483,953	$3,819,866

See Notes to Consolidated Financial Statements	5

Salin Bancshares, Inc.

Consolidated Statements of Stockholders’ Equity

Years Ended December 31, 2017 and 2016

					Accumulated
	Common Stock		Additional		Other
	Shares		Paid-in	Retained	Comprehensive	Noncontrolling
	Outstanding	Amount	Capital	Earnings	Income (Loss)	Interest	Total

Balances, January 1, 2016	270	$270,000	$24,504,878	$51,999,116	$1,719,869	$1,130,488	$79,624,351
Net income				6,933,035		345,998	7,279,033
Other comprehensive loss					(3,113,169)		(3,113,169)
Dividends ($6,865 per share)				(1,853,499)			(1,853,499)

Balances, December 31, 2016	270	$270,000	$24,504,878	$57,078,652	$(1,393,300)	$1,476,486	$81,936,716

Net income				4,917,661		(7,569)	4,910,092
Other comprehensive income					566,292		566,292
Common stock issued in exchange for non-controlling interest	5	4,546	1,464,371			(1,468,917)	-
Dividends ($11,736 per share)				(3,222,000)			(3,222,000)

Balances, December 31, 2017	275	$274,546	$25,969,249	$58,774,313	$(827,008)	$-	$84,191,100

See Notes to Consolidated Financial Statements	6

Salin Bancshares, Inc.

Consolidated Statements of Cash Flows

Years Ended December 31, 2017 and 2016

	2017	2016

Operating Activities
Net income	$4,910,092	$7,279,033
Less: Net (income) loss attributable to noncontrolling interest	7,569	(345,998)

Net income attributable to SBI stockholders	4,917,661	6,933,035
Items not requiring (providing) cash
Provision for loan losses	3,450,000	-
Depreciation and amortization	1,967,500	2,067,587
Investment securities accretion, net	1,065,037	877,034
Loans originated and/or purchased for sale	(17,987,673)	(60,056,769)
Proceeds from sale of loans originated and/or purchased for sale	17,546,200	60,484,787
Net gains on loan sales	(894,077)	(1,024,918)
Amortization of mortgage-servicing rights	343,232	355,868
Other-than-temporary impairment	-	131,000
Investment securities gains, net	(79,386)	(4,156)
Net loss (gain) on real estate owned	(34,481)	15,133
Net gain on disposal of fixed assets	(22,028)	-
Net change in
Interest receivable	(191,779)	21,787
Interest payable	51,759	35,886
Net change in trading securities	-	7,762
Net income (loss) attributable to noncontrolling interest	(7,569)	345,998
Other adjustments	(262,408)	(67,928)

Net cash provided by operating activities	9,861,988	10,122,105

Investing Activities
Net change in interest-bearing time deposits	147,000	735,000
Purchases of securities available for sale	(36,133,517)	(55,896,349)
Maturities and paydowns from securities available for sale	39,224,756	57,916,338
Proceeds from the sale of available for sale securities	1,492,391	-
Maturities and paydowns from securities held to maturity	77,319	61,835
Net change in loans	(27,917,382)	(83,239,703)
Purchases of premises and equipment	(431,750)	(2,275,110)
Purchase of Federal Home Loan Bank stock	(847,200)	(348,500)
Proceeds from sale of real estate owned and repossessions	1,675,978	2,700,046
Other investing activities	22,028	(1,000,000)

Net cash used in investing activities	(22,690,377)	(81,346,443)

Financing Activities
Net change in
Noninterest-bearing, interest-bearing demand and savings deposits	(18,419,800)	74,427,609
Certificates of deposit	(694,580)	(4,024,722)
Short-term borrowings	(621,513)	(4,361,698)
Proceeds from long-term debt	20,000,000	10,000,000
Repayment of long-term debt	(346,314)	(792,549)
Cash dividends	(3,222,000)	(1,853,499)

Net cash provided by (used in) financing activities	(3,304,207)	73,395,141

Net Change in Cash and Cash Equivalents	(16,132,596)	2,170,803

Cash and Cash Equivalents, Beginning of Year	56,817,141	54,646,338

Cash and Cash Equivalents, End of Year	$40,684,545	$56,817,141

Additional Cash Flows Information
Interest paid	$3,581,181	$2,668,548
Loans transferred to foreclosed real estate	-	54,600
Due from broker	1,065,000	-
Issuance of common stock in exchange for non-controlling interest	1,468,917	-

See Notes to Consolidated Financial Statements	7

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

Note 1:	Nature of Operations and Summary of Significant Accounting Policies

The accounting and reporting policies of Salin Bancshares, Inc. (SBI) and its wholly owned subsidiaries, Salin Bank and Trust Company (Bank) and Salin Nevada Insurance Company, Inc. (SNIC) (collectively, the Company), conform to accounting principles generally accepted in the United States of America and reporting practices followed by the banking industry. The more significant of the policies are described below.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

SBI is a bank holding company whose principal activity is the ownership and management of the Bank. The Bank operates under a state bank charter and provides full banking services, including trust services. As a state bank, the Bank is subject to regulation by the Department of Financial Institutions, State of Indiana and the Federal Reserve Bank.

The Bank generates commercial, mortgage and consumer loans and receives deposits from customers located primarily in the Indiana counties of Allen, Bartholomew, Cass, Carroll, Grant, Howard, Johnson, Marion and Tippecanoe. The Bank’s loans are generally secured by specific items of collateral including real property, consumer assets and business assets.

SNIC was formed in Nevada as an insurance company to provide insurance to SBI and the Bank and to manage the Company’s insurance coverage. Prior to October 31, 2017, 49% of SNIC was owned by shareholders of SBI. On October 31, 2017, shares of SBI were exchanged for the non-controlling interest.

Consolidation - The consolidated financial statements include the accounts of SBI and subsidiaries after elimination of all material intercompany transactions.

Cash Equivalents - The Company considers all liquid investments with original maturities of three months or less to be cash equivalents.

At December 31, 2017, the Company’s interest-bearing cash and cash equivalents accounts exceeded federally insured limits by approximately $17,348,000. Included in that amount, the Company had approximately $14,328,000 at the Federal Reserve Bank and Federal Home Loan Bank, government-sponsored entities which are not insured by the FDIC.

Interest-Bearing Time Deposits – The fair value of interest-bearing time deposits approximates carrying value.

Investment Securities - Trading securities are recorded at fair value with changes in fair value included in earnings. Certain debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost. Securities not

8

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

classified as trading or held to maturity with readily determinable fair values, are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

For debt securities with fair value below amortized cost when the Company does not intend to sell a debt security, and it is more likely than not the Company will not have to sell the security before recovery of its cost basis, it recognizes the credit component of an other-than-temporary impairment of a debt security in earnings and the remaining portion in other comprehensive income. For held-to-maturity debt securities, the amount of other-than-temporary impairment recorded in other comprehensive income for the noncredit portion of a previous other-than-temporary impairment is amortized prospectively over the remaining life of the security on the basis of the timing of future estimated cash flows of the security.

The Company’s consolidated statements of income reflects the full impairment (that is, the difference between the security’s amortized cost basis and fair value) on debt securities that the Company intends to sell or would more likely than not be required to sell before the expected recovery of the amortized cost basis. For available-for-sale and held-to-maturity debt securities that management has no intent to sell and believes that it more likely than not will not be required to sell prior to recovery, only the credit loss component of the impairment is recognized in earnings, while the noncredit loss is recognized in accumulated other comprehensive income. The credit loss component recognized in earnings is identified as the amount of principal cash flows not expected to be received over the remaining term of the security as projected based on cash flow projections.

Loans Held for Sale - Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to noninterest income. Gains and losses on loan sales are recorded in noninterest income, and direct loan origination costs and fees are deferred at origination of the loan and are recognized in noninterest income upon sale of the loan.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoffs are reported at their outstanding principal balances adjusted for unearned income, charge-offs, the allowance for loan losses, any unamortized deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

For loans amortized at cost, interest income is accrued based on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, as well as premiums and discounts, are deferred and amortized as a level yield adjustment over the respective term of the loan.

For all loan classes, the accrual of interest is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection. Past due status is based on contractual terms of the loan. For all loan classes, the entire balance of the loan is considered past due if the minimum payment contractually required to be paid is not received by the contractual due date. For all loan classes, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

Management’s general practice is to proactively charge down loans individually evaluated for impairment to the fair value of the underlying collateral. Consistent with regulatory guidance, charge-offs on all loan segments are taken when specific loans, or portions thereof, are considered uncollectible. The Company’s policy is to promptly charge these loans off in the period the uncollectible loss is reasonably determined.

For all loan portfolio segments except residential and consumer loans, the Company promptly charges off loans, or portions thereof, when available information confirms that specific loans are uncollectible based on information that includes, but is not limited to, (1) the deteriorating financial condition of the borrower, (2) declining collateral values, and/or (3) legal action, including bankruptcy, that impairs the borrower’s ability to adequately meet its obligations. For impaired loans that are considered to be solely collateral dependent, a partial charge-off is recorded when a loss has been confirmed by an updated appraisal or other appropriate valuation of the collateral.

The Company charges off residential and consumer loans, or portions thereof, when the Company reasonably determines the amount of the loss. The Company adheres to timeframes established by applicable regulatory guidance, which provides for the charge-down of 1-4 family first and junior lien mortgages to the net realizable value, less costs to sell when the loan is 90 days past due, charge-off of unsecured open-end loans when the loan is 90 days past due, and charge down to the net realizable value when other secured loans are 90 days past due. Loans at these respective delinquency thresholds for which the Company can clearly document that the loan is both well-secured and in the process of collection, such that collection will occur regardless of delinquency status, need not be charged off.

For all loan classes, all interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured. Nonaccrual loans are returned to accrual status when, in the opinion of management, the financial position of the borrower indicates there is no longer any reasonable doubt as to the timely collection of interest or principal. The Company requires a period of satisfactory performance of not less than six months before returning a nonaccrual loan to accrual status.

When cash payments are received on impaired loans in each loan class, the Company records the payment as interest income unless collection of the remaining recorded principal amount is doubtful, at which time payments are used to reduce the principal balance of the loan. Troubled debt restructured loans recognize interest income on an accrual basis at the renegotiated rate if the loan is in compliance with the modified terms, no principal reduction has been granted and the borrower has demonstrated the ability to perform in accordance with the renegotiated terms for a period of at least six months.

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to income. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of allocated and general components. The allocated component relates to loans that are classified as impaired. For those loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers nonimpaired loans and is based on historical charge-off experience by segment. The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Company over the prior three years. Management believes the three-year historical loss experience methodology is appropriate in the current economic environment. Other adjustments (qualitative/environmental considerations) for each segment may be added to the allowance for each loan segment after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss or risk rating data.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due based on the loan’s current payment status and the borrower’s financial condition including available sources of cash flows. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for nonhomogenous type loans such as commercial, nonowner residential and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent. For impaired loans where the Company utilizes the discounted cash flows to determine the level of impairment, the Company includes the entire change in the present value of cash flows as bad debt expense.

The fair values of collateral-dependent impaired loans are based on independent appraisals of the collateral. In general, the Company acquires an updated appraisal upon identification of impairment and annually thereafter for commercial, commercial real estate and multi-family loans. If the most recent appraisal is over a year old, and a new appraisal is not performed, due to lack of comparable values or other reasons, the existing appraisal is utilized and typically discounted 20% - 30% based on the age of the appraisal, condition of the subject property, and overall economic conditions. After determining the collateral value as described, the fair value is calculated based on the determined collateral value, less selling expenses. The potential for outdated appraisal values is considered in the determination of the allowance for loan losses through the analysis of various trends and conditions including the local economy, trends in charge-offs and delinquencies, etc. and the related qualitative adjustments assigned by the Company.

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

Segments of loans with similar risk characteristics are collectively evaluated for impairment based on the segment’s historical loss experience adjusted for changes in trends, conditions and other relevant factors that affect repayment of the loans. Accordingly, the Company does not separately identify individual consumer and residential loans for impairment measurements, unless such loans are the subject of a restructuring agreement due to financial difficulties of the borrower.

In the course of working with borrowers, the Company may choose to restructure the contractual terms of certain loans. In this scenario, the Company attempts to work-out an alternative payment schedule with the borrower in order to optimize collectability of the loan. Any loans that are modified are reviewed by the Company to identify if a troubled debt restructuring (“TDR”) has occurred, which is when, for economic or legal reasons related to a borrower’s financial difficulties, the Company grants a concession to the borrower that it would not otherwise consider. Terms may be modified to fit the ability of the borrower to repay in line with its current financial status and the restructuring of the loan may include the transfer of assets from the borrower to satisfy the debt, a modification of loan terms, or a combination of the two. If such efforts by the Company do not result in a satisfactory arrangement, the loan is referred to legal counsel, at which time foreclosure proceedings are initiated. At any time prior to a sale of the property at foreclosure, the Company may terminate foreclosure proceedings if the borrower is able to work-out a satisfactory payment plan.

It is the Company’s policy to have any restructured loans which are on nonaccrual status prior to being restructured remain on nonaccrual status until six months of satisfactory borrower performance at which time management would consider its return to accrual status. If a loan was accruing at the time of restructuring, the Company reviews the loan to determine if it is appropriate to continue the accrual of interest on the restructured loan.

With regard to determination of the amount of the allowance for credit losses, troubled debt restructured loans are considered to be impaired. As a result, the determination of the amount of impaired loans for each portfolio segment within troubled debt restructurings is the same as detailed previously.

Premises and equipment are carried at cost, net of accumulated depreciation. Depreciation is computed using primarily the double declining balance method based principally on the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

Long-Lived Asset Impairment – The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset is less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value.

Federal Reserve (FRB) and Federal Home Loan Bank (FHLB) stock are required investments for institutions that are members of the FRB and FHLB systems. The required investment in the common stock is based on a predetermined formula carried at cost and evaluated for impairment.

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

Mortgage-servicing rights on originated loans that have been sold are initially recorded at fair value. Capitalized servicing rights are amortized in proportion to and over the period of estimated servicing revenues. Impairment of mortgage-servicing rights is assessed based on the fair value of those rights. Fair values are estimated using discounted cash flows based on a current market interest rate. For purposes of measuring impairment, the rights are stratified based on the predominant risk characteristics of the underlying loans. The predominant characteristic currently used for stratification is type of loan. The amount of impairment recognized is the amount by which the capitalized mortgage-servicing rights for a stratum exceed their fair value.

Income taxes have not been provided because the stockholders elected for the Company to be treated as an S Corporation for income tax purposes as provided in Section 1362(a) of the Internal Revenue Code. As such, the corporate income or loss and credits are passed to the stockholders and combined with their personal income and deductions to determine taxable income on their individual tax returns.

Uncertain Tax Positions - Uncertain tax positions are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management’s judgment. The Company has not identified any uncertain tax positions that it believes should be recognized in the consolidated financial statements.

Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized appreciation (depreciation) on available-for-sale securities, unrealized appreciation (depreciation) on available-for-sale securities for which a portion of an other-than-temporary impairment has been recognized in income and unrealized and realized gains and losses in derivative financial instruments.

Note 2:	Restriction on Cash and Due From Banks

The Company is required to maintain reserve funds in cash and/or on deposit with the Federal Reserve Bank. The reserve required at December 31, 2017 was $1,353,000.

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

Note 3:	Investment Securities

The amortized cost and approximate fair values, together with gross unrealized gains and losses, of securities are as follows:

	2017
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Available for sale
U.S. Treasuries	$3,005	$33	$-	$3,038
Agencies	1,930	-	(4)	1,926
SBA CMO pools	5,026	-	(85)	4,941
State and municipals	54,546	217	(397)	54,366
Residential mortgage-backed and other amortizing securities:
Government-sponsored enterprises (GSE)	110,825	437	(1,129)	110,133
Private-label	-	-	-	-
Equity securities	45	101	-	146

Total available for sale	175,377	788	(1,615)	174,550

Held to maturity
Residential mortgage-backed GSE	144	14	-	158

Total investment securities	$175,521	$802	$(1,615)	$174,708

	2016
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Available for sale
U.S. Treasuries	$3,006	$43	$-	$3,049
Agencies	1,500	-	(7)	1,493
SBA CMO pools	5,733	-	(75)	5,658
State and municipals	64,731	248	(1,151)	63,828
Residential mortgage-backed and other amortizing securities:
Government-sponsored enterprises (GSE)	105,423	578	(1,188)	104,813
Private-label	1,574	80	-	1,654
Equity securities	45	78	-	123

Total available for sale	182,012	1,027	(2,421)	180,618

Held to maturity
Residential mortgage-backed GSE	221	24	-	245

Total investment securities	$182,233	$1,051	$(2,421)	$180,863

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

The amortized cost and fair value of securities available for sale and held to maturity at December 31, 2017, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Available for Sale		Held to Maturity
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value

Within one year	$6,596	$6,594	$-	$-
One to five years	30,988	30,772	-	-
Five to ten years	19,202	19,184	-	-
After ten years	2,695	2,780	-	-

	59,481	59,330	-	-
Residential mortgage-backed securities and other amortizing securities	110,825	110,133	144	158
SBA CMO pools	5,026	4,941
Equity securities	45	146

Totals	$175,377	$174,550	$144	$158

There were no gross gains or gross losses resulting from sales of available-for-sale securities for 2016. Gross gains of $79,000 and gross losses of $0 resulting from sales of available-for-sale securities were realized for 2017.

Securities with a carrying value of $61,961,000 and $60,579,000 were pledged at December 31, 2017 and 2016, respectively, to secure certain deposits and for other purposes as permitted or required by law.

Certain investments in debt securities are reported in the consolidated financial statements at an amount less than their historical cost. Total fair value of these investments at December 31, 2017 and 2016 was $120,647,000 and $135,634,000, which is approximately 69% and 75%, respectively, of the Company’s available-for-sale and held-to-maturity investment portfolio.

Except as discussed below, management believes the declines in fair value for these securities are temporary.

The following tables show the Company’s investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2017 and 2016.

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

			2017

	Less Than		12 Months
	12 Months		or More		Total
Description of	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Securities	Value	Losses	Value	Losses	Value	Losses

Available for sale
U.S. Treasuries	$-	$-	$-	$-	$-	$-
Agencies	1,926	(4)	-	-	1,926	(4)
SBA CMO pools	-	-	4,941	(85)	4,941	(85)
State and municipals	25,430	(189)	9,519	(208)	34,949	(397)
Residential mortgage-backed and other amortizing securities:
GSE	44,447	(376)	34,384	(753)	78,831	(1,129)

Total temporarily impaired securities	$71,803	$(569)	$48,844	$(1,046)	$120,647	$(1,615)

			2016

	Less Than		12 Months
	12 Months		or More		Total
Description of	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Securities	Value	Losses	Value	Losses	Value	Losses

Available for sale
U.S. Treasuries	$-	$-	$-	$-	$-	$-
Agencies	1,493	(7)	-	-	1,493	(7)
SBA CMO pools	5,658	(75)	-	-	5,658	(75)
State and municipals	44,758	(1,146)	1,809	(5)	46,567	(1,151)
Residential mortgage-backed and other amortizing securities:
GSE	78,995	(1,154)	2,921	(34)	81,916	(1,188)

Total temporarily impaired securities	$130,904	$(2,382)	$4,730	$(39)	$135,634	$(2,421)

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

Agencies and State and Municipals

The unrealized losses on the Company’s investments in agencies and state and municipal obligations were caused by interest rate increases. The contractual terms of those investments do not permit the issuer to settle the securities at a price less than the amortized cost bases of the investments. Because the Company does not intend to sell the investments and it is not more likely than not the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company does not consider those investments to be other-than-temporarily impaired at December 31, 2017.

Residential Mortgage-Backed and Other Amortizing Securities:

GSE and SBA CMO Pools

The unrealized losses on the Company’s investment in residential mortgage-backed and other amortizing securities including SBA CMO pools were caused by interest rate changes. The Company expects to recover the amortized cost basis over the term of the securities. Because the decline in market value is attributable to changes in interest rates and not credit quality, and because the Company does not intend to sell the investments and it is not more likely than not the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company does not consider those investments to be other-than-temporarily impaired at December 31, 2017.

Other-Than-Temporary Impairment

The Company routinely conducts periodic reviews to identify and evaluate each investment security to determine whether an other-than-temporary impairment has occurred. Economic models are used to determine whether an other-than-temporary impairment has occurred on these securities. While all securities are considered, the securities primarily impacted by other-than-temporary impairment testing are private-label mortgage-backed securities. For each private-label mortgage-backed security in the investment portfolio (all have been sold as of December 31, 2017), an extensive, regular review was conducted to determine if an other-than-temporary impairment has occurred if an other-than-temporary impairment has occurred. Various inputs to the economic models were used to determine if an unrealized loss is other than temporary. The most significant inputs were prepayment speed, default rate and severity of loss. Other inputs included the actual collateral attributes and trend data, which included collateral coverage, underlying credit scores, credit ratings and other performance indicators of the underlying asset.

To determine if the unrealized loss for private-label mortgage-backed securities was other than temporary, the Company projected total estimated defaults of the underlying assets (mortgages) and multiplies that calculated amount by an estimate of realizable value upon sale in the marketplace (severity) in order to determine the projected collateral loss. The Company also evaluated the current credit enhancement underlying the bond to determine the impact on cash flows. If the Company determined that a given mortgage-backed security position was subject to a write-down or loss, the Company recorded the expected credit loss as a charge to earnings.

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

Credit Losses Recognized on Investments

Certain debt securities have experienced fair value deterioration due to credit losses, as well as due to other market factors, but are not otherwise other than temporarily impaired.

The following table provides information about debt securities for which only a credit loss was recognized in income and other losses are recorded in other comprehensive loss.

	Accumulated Credit Losses
	2017	2016

Credit losses on debt securities held
Beginning of year	$832	$701
Additions related to other-than-temporary losses not previously recognized	-	-
Reductions due to sales and maturities	(832)	-
Additions related to increases in previously recognized other-than-temporary losses	-	131

End of year	$-	$832

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

Note 4:	Loans and Allowance

Classes of loans at December 31, include:

	2017	2016

Commercial and industrial loans	$96,226	$91,226
Commercial real estate
Construction	53,048	50,079
Other	204,742	205,052
Agricultural
Production financing and other loans to farmers	14,658	9,313
Farmland	11,892	13,973
Residential real estate
First mortages	131,343	113,041
Home equity and lines	93,769	97,886
Consumer
Motor vehicles	1,304	1,050
Other	11,615	13,919

	618,597	595,539
Allowance for losses	(7,549)	(8,958)

	$611,048	$586,581

The risk characteristics of each loan portfolio segment are as follows:

Commercial and Industrial

Commercial and industrial loans are primarily based on the identified cash flows of the borrower and secondarily on the underlying collateral provided by the borrower. The cash flows of borrowers, however, may not be as expected and the collateral securing these loans may fluctuate in value. Most commercial loans are secured by the assets being financed or other business assets, such as accounts receivable or inventory, and may include a personal guarantee. Short-term loans may be made on an unsecured basis. In the case of loans secured by accounts receivable, the availability of funds for the repayment of these loans may be substantially dependent on the ability of the borrower to collect amounts due from its customers.

Commercial Real Estate Including Construction

Commercial real estate loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate. Commercial real estate lending typically involves higher loan principal amounts and the repayment of these loans is generally dependent on the successful operation of the property securing the loan or the business conducted on the property securing the loan. Commercial real estate loans may be more adversely affected by conditions in the real estate markets or in the general economy. The characteristics of properties securing the Company’s commercial real estate portfolio are diverse, but with geographic location almost entirely in the

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

Company’s market area. Management monitors and evaluates commercial real estate loans based on collateral, geography and risk grade criteria. In general, the Company avoids financing single purpose projects unless other underwriting factors are present to help mitigate risk. In addition, management tracks the level of owner-occupied commercial real estate versus nonowner-occupied loans.

Construction loans are underwritten utilizing feasibility studies, independent appraisal reviews and financial analysis of the developers and property owners. Construction loans are generally based on estimates of costs and value associated with the complete project. These estimates may be inaccurate. Construction loans often involve the disbursement of substantial funds with repayment substantially dependent on the success of the ultimate project. Sources of repayment for these types of loans may be pre-committed permanent loans from approved long-term lenders, sales of developed property or an interim loan commitment from the Company until permanent financing is obtained. These loans are closely monitored by on-site inspections and are considered to have higher risks than other real estate loans due to their ultimate repayment being sensitive to interest rate changes, governmental regulation of real property, general economic conditions and the availability of long-term financing.

Agricultural

Agricultural loans are generally comprised of seasonal operating lines to grain farmers to plant and harvest corn and soybeans and term loans to fund the purchase of equipment. Agricultural real estate loans are primarily comprised of loans for the purchase of farmland. Specific underwriting standards have been established for agricultural-related loans including the establishment of projections for each operating year based on industry developed estimates of farm input costs and expected commodity yields and prices. Operating lines are typically written for one year and secured by the crop and other farm assets as considered necessary. Loan-to-value ratios on loans secured by farmland generally do not exceed 70% and have amortization periods limited to twenty five years.

Residential and Consumer

Residential and consumer loans consist of two segments - residential mortgage loans and personal loans. For residential mortgage loans that are secured by 1-4 family residences and are generally owner-occupied, the Company generally establishes a maximum loan-to-value ratio and requires private mortgage insurance if that ratio is exceeded. Home equity loans are typically secured by a subordinate interest in 1-4 family residences, and consumer personal loans are secured by consumer personal assets, such as automobiles or recreational vehicles. Some consumer personal loans are unsecured, such as small installment loans and certain lines of credit. Repayment of these loans is primarily dependent on the personal income of the borrowers, which can be impacted by economic conditions in their market areas, such as unemployment levels. Repayment can also be impacted by changes in property values on residential properties. Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

The following presents, by portfolio segment, the activity in the allowance for loan losses for the years ended December 31, 2017 and 2016:

	2017
		Commercial
	Commercial	Real Estate	Agricultural	Residential	Consumer	Total

Beginning Balance	$3,359	$2,621	$229	$2,529	$220	$8,958
Provision	4,184	(110)	(58)	(727)	161	3,450
Loans charged off	(4,012)	(715)	-	(96)	(207)	(5,030)
Recoveries	57	33	-	62	19	171

Ending Balance	$3,588	$1,829	$171	$1,768	$193	$7,549

	2016
		Commercial
	Commercial	Real Estate	Agricultural	Residential	Consumer	Total

Beginning Balance	$2,462	$2,509	$553	$2,705	$384	$8,613
Provision	969	(453)	(324)	(152)	(40)	-
Loans charged off	(148)	-	-	(128)	(153)	(429)
Recoveries	76	565	-	104	29	774

Ending Balance	$3,359	$2,621	$229	$2,529	$220	$8,958

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

The following tables present the balance in the allowance for loan losses and the recorded investment in loans based on the portfolio segment and impairment method as of December 31, 2017 and 2016:

	2017
		Commercial
	Commercial	Real Estate	Agricultural	Residential	Consumer	Total

Allowance Balances:
Individually evaluated for impairment	$1,700	$65	$-	$-	$-	$1,765

Collectively evaluated for impairment	1,888	1,764	171	1,768	193	5,784

Total allowance for loans losses	$3,588	$1,829	$171	$1,768	$193	$7,549

Loan Balances:
Individually evaluated for impairment	$3,834	$1,316	$-	$654	$-	$5,804

Collectively evaluated for impairment	92,392	256,474	26,550	224,458	12,919	612,793

Total loans	$96,226	$257,790	$26,550	$225,112	$12,919	$618,597

	2016
		Commercial
	Commercial	Real Estate	Agricultural	Residential	Consumer	Total

Allowance Balances:
Individually evaluated for impairment	$1,935	$85	$-	$-	$-	$2,020

Collectively evaluated for impairment	1,424	2,536	229	2,529	220	6,938

Total allowance for loans losses	$3,359	$2,621	$229	$2,529	$220	$8,958

Loan Balances:
Individually evaluated for impairment	$8,277	$1,660	$-	$755	$-	$10,692

Collectively evaluated for impairment	82,949	253,471	23,286	210,172	14,969	584,847

Total loans	$91,226	$255,131	$23,286	$210,927	$14,969	$595,539

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

The following tables present the credit risk profile of the Company’s loan portfolio based on rating category and payment activity as of December 31, 2017 and 2016:

	2017
		Special
	Pass (1-4)	Mention (5)	Substandard (6)	Doubtful (7)	Total

Commercial	92,410	$113	$3,703	$-	$96,226
Commercial real estate
Construction	53,048	-	-	-	53,048
Other	197,749	5,832	1,161	-	204,742
Agricultural
Production	14,077	581	-	-	14,658
Farmland	11,892	-	-	-	11,892
Residential real estate
First mortages	130,864	-	479	-	131,343
Home equity and lines	88,824	4,772	173	-	93,769
Consumer
Motor vehicles	1,304	-	-	-	1,304
Other	11,615	-	-	-	11,615

Total	$601,783	$11,298	$5,516	$-	$618,597

	2016
		Special
	Pass (1-4)	Mention (5)	Substandard (6)	Doubtful (7)	Total

Commercial	$79,619	$3,477	$8,130	$-	$91,226
Commercial real estate
Construction	50,079	-	-	-	50,079
Other	197,434	6,500	1,118	-	205,052
Agricultural
Production	9,004	309	-	-	9,313
Farmland	13,597	376	-	-	13,973
Residential real estate
First mortages	112,766	-	275	-	113,041
Home equity and lines	92,189	5,216	481	-	97,886
Consumer
Motor vehicles	1,050	-	-	-	1,050
Other	13,919	-	-	-	13,919

Total	$569,657	$15,878	$10,004	$-	$595,539

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

Internal Risk Categories

Loan grades are numbered 1 through 7. Grades 1 through 4 are considered satisfactory grades. The grade of 5, or Watch or Special Mention, represents loans of lower quality and is considered criticized. The grades of 6, or Substandard, and 7, or Doubtful, refer to assets that are classified. The use and application of these grades by the Company conform to the Company’s policy.

Prime (1) Loans are of superior quality with excellent credit strength and repayment ability proving a nominal credit risk.

Good (2) Loans are of above average credit strength and repayment ability providing only a minimal credit risk.

Satisfactory (3) Loans of reasonable credit strength and repayment ability proving an average credit risk due to one or more underlying weaknesses.

Acceptable (4) Loans of the lowest acceptable credit strength and weakened repayment ability providing a cautionary credit risk due to one or more underlying weaknesses. New borrowers are typically not underwritten within this classification.

Special Mention (5) A special mention loan has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or in the Company’s credit position at some future date. Special mention loans are not adversely classified and do not expose the Company to sufficient risk to warrant adverse classification. Ordinarily, special mention credits have characteristics which corrective management action would remedy.

Substandard (6) Loans are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

Doubtful (7) Loans classified as doubtful have all the weaknesses inherent in those classified Substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of current known facts, conditions and values, highly questionable and improbable.

The Company evaluates the loan grading system definitions and allowance for loan loss methodology on an ongoing basis. No significant changes were made to either during the past year.

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

The following tables present the Company’s loan portfolio aging analysis as of December 31, 2017 and 2016:

	2017
	30-59 Days	60-89 Days	Greater Than	Total		Total
	Past Due	Past Due	90 Days	Past Due	Current	Loans

Commercial	$-	$-	$1,135	$1,135	$95,091	$96,226
Commercial real estate
Construction	-	-	-	-	53,048	53,048
Other	170	60	88	318	204,424	204,742
Agricultural
Production	-	581	-	581	14,077	14,658
Farmland	-	-	-	-	11,892	11,892
Residential real estate
First mortages	263	151	353	767	130,576	131,343
Home equity and lines	13	-	144	157	93,612	93,769
Consumer
Motor vehicles	-	-	-	-	1,304	1,304
Other	90	-	31	121	11,494	11,615

Total	$536	$792	$1,751	$3,079	$615,518	$618,597

	2016
	30-59 Days	60-89 Days	Greater Than	Total		Total
	Past Due	Past Due	90 Days	Past Due	Current	Loans

Commercial	$-	$-	$1,135	$1,135	$90,091	$91,226
Commercial real estate
Construction	-	-	-	-	50,079	50,079
Other	11	-	88	99	204,953	205,052
Agricultural
Production	-	-	-	-	9,313	9,313
Farmland	-	-	-	-	13,973	13,973
Residential real estate
First mortages	340	47	19	406	112,635	113,041
Home equity and lines	-	-	15	15	97,871	97,886
Consumer
Motor vehicles	-	-	-	-	1,050	1,050
Other	31	-	-	31	13,888	13,919

Total	$382	$47	$1,257	$1,686	$593,853	$595,539

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

The following table presents accruing loans delinquent 90 days and nonaccrual loans as of December 31, 2017 and 2016:

	2017		2016

	Loans > 90		Loans > 90
	Days and	Nonaccrual	Days and	Nonaccrual
	Accruing	Loans	Accruing	Loans

Commercial	$-	$3,703	$-	$1,135
Commercial real estate
Construction	-	-	-	-
Other	-	1,161	-	568
Agricultural
Production	-	-	-	-
Farmland	-	-	-	-
Residential real estate
First mortages	44	479	19	274
Home equity and lines	112	173	-	481
Consumer
Motor vehicles	-	-	-	-
Other	31	-	-	-

Total	$187	$5,516	$19	$2,458

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

The following tables present impaired loans as of and for the years ended December 31, 2017 and 2016:

	2017
				Average
		Unpaid		Investment	Interest
	Recorded	Principal	Specific	in Impaired	Income
	Balance	Balance	Allowance	Loans	Recognized

Impaired loans without a specific valuation allowance:
Commercial	$131	$194	$-	$330	$4
Commercial real estate
Construction	-	-	-	-	-
Other	1,251	2,485	-	1,318	63
Agricultural
Production	-	-	-	-	-
Farmland	-	-	-	-	-
Residential real estate
First mortages	478	592	-	306	9
Home equity and lines	176	277	-	347	3
Consumer
Motor vehicles	-	-	-	-	-
Other	-	-	-	-	-

Total impaired loans with no related specific reserve	2,036	3,548	-	2,301	79

Impaired loans with a specific valuation allowance:
Commercial	$3,703	$8,960	$1,700	$6,597	$117
Commercial real estate
Construction	-	-	-	-	-
Other	65	167	65	89	-
Agricultural
Production	-	-	-	-	-
Farmland	-	-	-	-	-
Residential real estate
First mortages	-	-	-	-	-
Home equity and lines	-	-	-	-	-
Consumer
Motor vehicles	-	-	-	-	-
Other	-	-	-	-	-

Total impaired loans with an allowance recorded	3,768	9,127	1,765	6,686	117

Total impaired loans	$5,804	$12,675	$1,765	$8,987	$196

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

	2016
				Average
		Unpaid		Investment	Interest
	Recorded	Principal	Specific	in Impaired	Income
	Balance	Balance	Allowance	Loans	Recognized

Impaired loans without a specific valuation allowance:
Commercial	$154	$154	$-	$666	$24
Commercial real estate
Construction	-	-	-	-	-
Other	1,560	1,704	-	1,742	77
Agricultural
Production	-	-	-	-	-
Farmland	-	-	-	-	-
Residential real estate
First mortages	274	437	-	330	-
Home equity and lines	481	580	-	407	-
Consumer
Motor vehicles	-	-	-	-	-
Other	-	-	-	-	-

Total impaired loans with no related specific reserve	2,469	2,875	-	3,145	101

Impaired loans with a specific valuation allowance:
Commercial	$8,123	$9,160	$1,935	$4,104	$42
Commercial real estate
Construction	-	-	-	-	-
Other	100	188	85	124	-
Agricultural
Production	-	-	-	-	-
Farmland	-	-	-	-	-
Residential real estate
First mortages	-	-	-	-	-
Home equity and lines	-	-	-	-	-
Consumer
Motor vehicles	-	-	-	-	-
Other	-	-	-	-	-

Total impaired loans with an allowance recorded	8,223	9,348	2,020	4,228	42

Total impaired loans	$10,692	$12,223	$2,020	$7,373	$143

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

Interest income on loans individually classified as impaired is recognized on a cash basis after all past due and current principal payments have been made.

There were no newly classified troubled debt restructurings in 2017. The Company had one commercial real estate loan during 2016 that was classified as a new troubled debt restructuring with a pre and post-modification balance of $243,000. The modification of this loan included an extension of the term of the loan and consolidation of two lines of credit.

For 2017 and 2016, there were no troubled debt restructurings modified in the past 12 months that subsequently defaulted.

At December 31, 2017, the Company held residential real estate held for sale as a result of foreclosure totaling $11,000 and real estate in process of foreclosure of $88,000. At December 31, 2016, the Company held residential real estate held for sale as a result of foreclosure totaling $358,000 and real estate in process of foreclosure of $24,000.

Note 5:     Premises and Equipment

Major classifications of premises and equipment, stated at cost, are as follows:

	2017	2016

Land	$3,979	$3,979
Buildings	20,081	20,012
Leasehold improvements	70	70
Furniture and equipment	24,481	24,161

Total cost	48,611	48,222
Accumulated depreciation and amortization	(30,911)	(28,987)

Net	$17,700	$19,235

Note 6:     Deposits

	2017	2016

Demand deposits	$338,660	$345,480
Savings deposits	264,947	276,547
Certificates and other time deposits of $ 250,000 or more	9,455	9,329
Other certificates and time deposits	56,187	57,007

Total deposits	$669,249	$688,363

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

Certificates and other time deposits maturing in years ending December 31:

2018	$27,821
2019	21,418
2020	4,286
2021	4,265
2022	7,754
Thereafter	98

$65,642

Note 7:     Borrowings

Borrowings were comprised of the following at December 31:

	2017	2016

Securities sold under repurchase agreements	$51,168	$51,790
FHLB advances, various rates ranging from 1.15% to 5.34%	47,827	28,173
Trust preferred securities	19,619	19,619

Total borrowings	$118,614	$99,582

Maturities in Years Ending December 31	FHLB Advances	Trust Preferred Securities	Total

2018	$20,173	$-	$20,173
2019	16,639	-	16,639
2020	585	-	585
2021	10,067	-	10,067
2022	69	-	69
Thereafter	294	19,619	19,913

	$47,827	$19,619	$67,446

Securities Sold Under Agreements to Repurchase

Securities sold under agreements to repurchase consist of obligations of the Company to other parties. The obligations are secured by investment securities and such collateral is held by the Company’s safekeeping agent. The maximum amount of outstanding agreements at any month-end during 2017 and 2016 totaled $51,168,000 and $62,143,000 and the monthly average of such agreements totaled $48,446,000 and $54,356,000.

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

Securities sold under agreements to repurchase are secured by the investments listed in the below tables. The Company may be required to provide additional collateral securing the borrowings in the event of principle pay down or a decrease in the market value of the pledged securities. The company mitigates this risk by monitoring the market value and liquidity of the collateral and ensuring that it holds a sufficient level of eligible securities to cover potential increases in collateral requirements.

The following table represents the remaining contractual maturity of repurchase agreements disaggregated by the class of securities pledged as of December 31, 2017.

	2017

	Overnight & Continuous	< 30 days	30-90 days	> 90 days	Total

U.S. Treasuries	$2,012	$-	$-	$-	$2,012
SBA CMO pools	3,221	-	-	-	3,221
State and municipals	6,836	-	-	-	6,836
Residential mortgage-backed and other amortizing securities:
GSE	39,099	-	-	-	39,099

	$51,168	$-	$-	$-	$51,168

The following table represents the remaining contractual maturity of repurchase agreements disaggregated by the class of securities pledged as of December 31, 2016.

	2016

	Overnight & Continuous	< 30 days	30-90 days	> 90 days	Total

SBA CMO pools	$1,549	$-	$-	$-	$1,549
State and municipals	8,924	-	-	-	8,924
Residential mortgage-backed and other amortizing securities:
GSE	41,317	-	-	-	41,317

	$51,790	$-	$-	$-	$51,790

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

The Company has a $10,000,000 overdraft line of credit with the Federal Home Loan Bank which matures on July 24, 2018. The line had a balance of $0 as of December 31, 2017.

The Federal Home Loan Bank advances are secured by a blanket pledge of certain mortgage loans totaling $282,983,000 at December 31, 2017. Advances are subject to restrictions or penalties in the event of prepayment.

The Company has discretionary lines totaling $60,000,000 with three other financial institutions to purchase overnight federal funds. The lines have no stated maturity date but is subject to the receipt and satisfactory review of certain Company financial information. The Company had no federal funds purchased at December 31, 2017.

On October 15, 2003, the Company formed Salin Statutory Trust I (Trust). On October 17, 2003, the Trust issued 20,000 Fixed/Floating Rate Capital Securities with a liquidation amount of $1,000 per Capital Security in a private placement for an aggregate offering price of $20,000,000 and 619 Common Securities with a liquidation amount of $1,000 per Common Security to the Company for $619,000. The aggregate proceeds of $20,619,000 were used by the Trust to purchase $20,619,000 in Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures from the Company. The Debentures and the Common and Capital Securities have a term of 30 years, and bear interest at the rate of 3-month LIBOR plus 2.95%, which is adjusted quarterly. The Company has guaranteed payment of amounts owed by the Trust to holders of the Capital Securities. In 2014, the Company repaid $1,000,000 bringing the outstanding balance to $19,619,000 at December 31, 2014 and the balance remains the same at December 31, 2017.

Note 8: Accumulated Other Comprehensive Loss

The components of accumulated other comprehensive income are as follows:

	2017	2016

Net unrealized (losses) on available-for-sale securities	$(827)	$(1,474)
Net unrealized gain (loss) on available-for-sale securities for which a portion of an other-than-temporary impairment has been recognized in income	-	81

Accumulated other comprehensive loss	$(827)	$(1,393)

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

Note 9: Loan Servicing

Loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of loans serviced for others totaled $146,099,000 and $148,095,000 at December 31, 2017 and 2016, respectively. The amount of servicing assets at December 31, 2017 and 2016 was immaterial to the consolidated financial statements.

Note 10: Commitments and Contingent Liabilities

In the normal course of business, there are outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying consolidated financial statements. The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Company uses the same credit policies in making such commitments as they do for instruments that are included in the consolidated balance sheets.

Financial instruments whose contract amount represents credit risk as of December 31 were as follows:

	2017	2016

Commitments to extend credit	$171,400	$189,773
Standby letters of credit	12,086	11,336
Performance letters of credit	913	1,701

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party.

The Company is also subject to claims and lawsuits which arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Company.

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

Note 11: Dividend and Capital Restrictions

Without prior regulatory approval, current regulations allow the Bank to pay dividends to SBI not exceeding net profits (as defined) for the current year plus those for the previous two years.

Note 12: Regulatory Capital

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulatory capital standards to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined) to risk-weighted assets (as defined), common equity Tier I capital (as defined) to total risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2017, that the Bank met all capital adequacy requirements to which it is subject.

As of December 31, 2017, the most recent notification from the Federal Reserve Bank and the Indiana Department of Financial Institutions categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank’s category.

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

The actual and required capital amounts and ratios for the Bank are as follows:

	Actual		Required for Adequate Capital [1]		To Be Well Capitalized [1]
	Amount	Ratio	Amount	Ratio	Amount	Ratio

As of December 31, 2017
Total capital [1] (to risk-weighted assets) Bank	$100,774	14.5%	$55,421	8.0%	$69,276	10.0%
Tier I capital [1] (to risk-weighted assets) Bank	93,225	13.5	$41,566	6.0	$55,421	8.0
Common Equity Tier I capital (to risk-weighted assets) Bank	93,225	13.5	$31,174	4.5	$45,029	6.5
Tier I capital [1] (to average assets) Bank	93,225	10.9	$34,275	4.0	$42,843	5.0

1 As defined by regulatory agencies

	Actual		Required for Adequate Capital [1]		To Be Well Capitalized [1]
	Amount	Ratio	Amount	Ratio	Amount	Ratio

As of December 31, 2016
Total capital [1] (to risk-weighted assets) Bank	$100,651	15.0%	$53,738	8.0%	$67,172	10.0%
Tier I capital [1] (to risk-weighted assets) Bank	92,249	13.7	40,303	6.0	$53,738	8.0
Common Equity Tier I capital (to risk-weighted assets) Bank	92,249	13.7	30,227	4.5	43,662	6.5
Tier I capital [1] (to average assets) Bank	92,249	10.8	34,083	4.0	42,604	5.0

1 As defined by regulatory agencies

The above minimum capital requirements exclude the capital conservation buffer required to avoid limitations on capital distributions, including dividend payments and certain discretionary bonus payments to executive officers. The capital conservation buffer is being phased in from 0.0% for 2016 to 2.50% by 2019. The capital conservation buffer was 1.25% at December 31, 2017. The net unrealized gain or loss on available-for-sale securities is not included in computing regulatory capital.

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

Note 13: Employee Benefits

The Company has a retirement savings 401(k) profit-sharing plan in which substantially all employees may participate. During 2017 and 2016, the Company matched employees’ contributions at the rate of 100 percent for the first six percent of total compensation contributed by participants. The Company’s matching expense for the plan was $556,000 and $534,000 for 2017 and 2016, respectively.

Note 14: Related Party Transactions

The Company has entered into transactions with certain directors, executive officers, significant stockholders and their affiliates or associates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties at December 31, 2017 and 2016 totaled $6,902,000 and $8,620,000, respectively.

Deposits from related parties held by the Company at December 31, 2017 and 2016 totaled $21,604,000 and $25,379,000, respectively.

Note 15: Disclosures About Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable inputs. There is a hierarchy of three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3	Unobservable inputs supported by little or no market activity and are significant to the fair value of the assets or liabilities

Following is a description of the valuation methodologies and inputs used for assets and liabilities measured at fair value on a recurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets and liabilities pursuant to the valuation hierarchy.

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

Trading and Available-for-Sale Securities

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities include equity securities. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics or discounted cash flows. Level 2 securities include mortgage-backed securities and municipal obligations. Matrix pricing is a mathematical technique widely used in the banking industry to value investment securities without relying exclusively on quoted prices for specific investment securities but rather relying on the investment securities’ relationship to other benchmark quoted investment securities. In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy. The Company does not have any Level 3 securities.

The following tables present the fair value measurements of assets recognized in the accompanying consolidated balance sheets measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2017 and 2016:

			2017
		Fair Value Measurements Using

	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

December 31, 2017
Trading securities - equity	$481	$481	$-	$-

U.S. Teasuries	$3,038	$3,038	$-	$-
Agencies	1,926	-	1,926	-
SBA CMO pools	4,941	-	4,941	-
State and municipals	54,366	-	54,366	-
Residential mortgage-backed and other amortizing securities:
GSE	110,133	-	110,133	-
Private-label	-	-	-	-
Equity securities	146	146	-	-

Total available-for-sale securities	$174,550	$3,184	$171,366	$-

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

			2016
		Fair Value Measurements Using

	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

December 31, 2016
Trading securities - equity	$481	$481	$-	$-

U.S. Teasuries	$3,049	$3,049	$-	$-
Agencies	1,493	-	1,493	-
SBA CMO pools	5,658	-	5,658	-
State and municipals	63,828	-	63,828	-
Residential mortgage-backed and other amortizing securities:
GSE	104,813	-	104,813	-
Private-label	1,654	-	1,654	-
Equity securities	123	123	-	-

Total available-for-sale securities	$180,618	$3,172	$177,446	$-

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a nonrecurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy.

Collateral-Dependent Impaired Loans, Net of ALLL

The estimated fair value of collateral-dependent impaired loans is based on the appraised fair value of the collateral, less estimated cost to sell. Collateral-dependent impaired loans are classified within Level 3 of the fair value hierarchy.

The Company considers the appraisal or evaluation as the starting point for determining fair value and then considers other factors and events in the environment that may affect the fair value. Appraisals of the collateral underlying collateral-dependent loans are obtained when the loan is determined to be collateral-dependent and subsequently as deemed necessary by the CFO. Appraisals are reviewed for accuracy and consistency by the CFO. Appraisers are selected from the list of approved appraisers maintained by management. The appraised values are reduced by discounts to consider lack of marketability and estimated cost to sell if repayment or satisfaction of the loan is dependent on the sale of the collateral. These discounts and estimates are developed by the CFO by comparison to historical results.

Other Real Estate Owned and Other Bank Owned Property

The estimated fair value of other real estate and other bank owned properties is based on the appraised fair value of the properties, less estimated cost to sell. Other real estate and other bank owned properties are classified within Level 3 of the fair value hierarchy.

The Company considers the appraisal as the starting point for determining fair value and then considers other factors and events in the environment that may affect the fair value. Appraisals are reviewed for accuracy and consistency by the CFO. Appraisers are selected from the list of approved appraisers maintained by management. The appraised values are reduced by discounts to consider lack of marketability and estimated cost to sell.

The following table presents the fair value measurement of assets recognized in the accompanying consolidated balance sheets measured at fair value on a nonrecurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2017 and 2016:

		Fair Value Measurements Using

	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

December 31, 2017
Impaired loans - collateral dependent	$2,728	$-	$-	$2,728
Other real estate	730	-	-	730

December 31, 2016
Other real estate	$1,129	$-	$-	$1,129

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

Unobservable (Level 3) Inputs

The following table presents quantitative information about unobservable inputs used in nonrecurring Level 3 fair value measurements.

	Fair Value	Valuation Technique	Unobservable Inputs	Weighted- Average

December 31, 2017

Impaired loans -collateral dependent	$2,728	Independent appraisals	Marketability discount	48.5%

Other real estate	730	Independent appraisals	Marketability discount	40.4%

December 31, 2016

Other real estate	$1,129	Independent appraisals	Marketability discount	8.2%

The following methods and assumptions were used to estimate the fair value of each class of financial instrument recognized in the accompanying consolidated balance sheets at amounts other than fair value:

Cash and Cash Equivalents - The fair value of cash and cash equivalents approximates carrying value.

Interest-Bearing Time Deposits – The fair value of interest-bearing time deposits approximates carrying value.

Held-to-Maturity Securities - The fair value of held-to-maturity securities is based on quoted market prices, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Loans - For both short-term loans and variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for certain mortgage loans, including one-to-four family residential, are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. The fair value for other loans is estimated using discounted cash flow analyses using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

FRB and FHLB Stock - Fair value of FRB and FHLB stock is based on the price at which it may be resold to the FRB and FHLB.

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

Interest Receivable/Payable - The fair values of interest receivable/payable approximate carrying values.

Deposits - The fair values of noninterest-bearing, interest-bearing demand and savings accounts are equal to the amount payable on demand at the balance sheet date. The carrying amounts for variable rate, fixed-term certificates of deposit approximate their fair values at the balance sheet date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on such time deposits.

Borrowings - The rates on short-term borrowings at December 31, 2017 and 2016, approximate market rates, thus the fair value approximates carrying value. The fair value of other borrowings is estimated using a discounted cash flow calculation, based on current rates for similar debt.

Off-Balance Sheet Commitments - Commitments include commitments to purchase and originate mortgage loans, commitments to sell mortgage loans, and standby letters of credit and are generally of a short-term nature. The fair value of such commitments is based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing. The fair value of such commitments was not material at December 31, 2017 and 2016.

The estimated fair values of the Company’s financial instruments are as follows:

	December 31, 2017
		Fair Value

	Carrying Amount	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Assets
Cash and cash equivalents	$40,685	$40,685	$-	$-
Interest-bearing time deposits	4,397		4,397	-
Investment securities held to maturity	144	-	158	-
Loans and loans held for sale, net	612,562	-	-	615,171
Stock in FRB and FHLB	3,571	-	3,571	-
Interest receivable	2,866	-	2,866	-

Liabilities
Deposits	669,249	603,607	65,710	-
Borrowings	118,614	-	118,976	-
Interest payable	217	-	217	-

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

	December 31, 2016
		Fair Value

	Carrying Amount	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Assets
Cash and cash equivalents	$56,817	$56,817	$-	$-
Interest-bearing time deposits	4,544		4,544	-
Investment securities held to maturity	221	-	245	-
Loans and loans held for sale, net	587,104	-	-	591,573
Stock in FRB and FHLB	2,724	-	2,724	-
Interest receivable	2,674	-	2,674	-

Liabilities
Deposits	688,363	622,027	66,460	-
Borrowings	99,582	-	100,201	-
Interest payable	165	-	165	-

Note 16:     Condensed Financial Information (Parent Company Only)

Presented below is condensed financial information as to financial position, results of operations and cash flows of SBI:

Condensed Balance Sheets

	2017	2016

Assets
Cash and due from banks	$4,101	$3,247
Investment in subsidiaries	94,333	91,257
Premises and equipment	4,488	4,592
Other assets	1,192	1,004

Total assets	$104,114	$100,100

Liabilities
Borrowings	$19,619	$19,619
Other liabilities	304	21

Total liabilities	19,923	19,640

Stockholders’ Equity	84,191	80,460

Total liabilities and stockholders’ equity	$104,114	$100,100

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

Condensed Statements of Income and Comprehensive Income

	2017	2016

Income
Dividends from subsidiary	$4,989	$2,730
Other income	418	400

Total income	5,407	3,130

Expenses
Interest expense	833	731
Other expenses	696	313

Total expenses	1,529	1,044

Income before equity in undistributed income of subsidiary	3,878	2,086

Equity in undistributed income of subsidiary	1,040	4,847

Net income	$4,918	$6,933

Comprehensive Income	$5,484	$3,820

Condensed Statements of Cash Flows

	2017	2016

Operating Activities
Net income	$4,918	$6,933
Items not providing cash	(817)	(4,435)

Net cash provided by operating activities	4,101	2,498

Investing Activities
Purchases of premises and equipment	(25)	(982)

Net cash used in investing activities	(25)	(982)

Financing Activity - cash dividends	(3,222)	(1,853)

Net Change in Cash and Cash Equivalents	854	(337)

Cash and Cash Equivalents at Beginning of Year	3,247	3,584

Cash and Cash Equivalents at End of Year	$4,101	$3,247

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

Note 17:     Recent Accounting Pronouncements

FASB ASU 2014-09, Revenue from Contracts with Customers

In May 2014, the Financial Accounting Standards Board (the “FASB”) issued ASU 2014-09, “Revenue from Contracts with Customers,” which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. In March 2016 the FASB issued ASU 2016-08, “Principal versus Agent Considerations (Reporting Revenue Gross versus Net),” which clarifies the guidance in determining revenue recognition as principal versus agent. In April 2016, the FASB issued ASU 2016-10, “Identifying Performance Obligations and Licensing,” which provides guidance in accounting for immaterial performance obligations and shipping and handling. In May 2016, the FASB issued ASU 2016-12, “Narrow-Scope Improvements and Practical Expedients,” which provides clarification on assessing the collectability criterion, presentation of sales taxes, measurement date for noncash consideration and completed contracts at transition. This ASU also provides a practical expedient for contract modifications.

For public companies, these amendments were effective for annual and interim reporting periods beginning after December 15, 2017. The Company’s revenue is primarily comprised of net interest income on financial assets and financial liabilities, which is explicitly excluded from the scope of ASU 2014-09.The Company has evaluated the impact of adopting ASU 2014-09, and does not expect the impact to have a material impact on the Company’s financial position or results of operation upon adoption.

FASB ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities

In January 2016, the FASB issued ASU 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities.” For public business entities, the amendments in this update include the elimination of the requirement to disclose the method(s) and significant assumptions used to estimate fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet, the requirement to use the exit price notion when measuring fair value of financial instruments for disclosure purposes, the requirement to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments, the requirement for separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (that is, securities or loans and receivables) on the balance sheet or accompanying notes to the financial statements, and the amendments clarify that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. An entity should apply the amendments to this update by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption.

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

For public companies, the amendments in this update were effective for fiscal year, and interim periods within those fiscal years beginning after December 15, 2017. Early adoption of the amendments in the update is not permitted, except that early application by public business entities to financial statements of fiscal years or interim periods that have not yet been issued or, by all other entities, that have not yet been made available for issuance, are permitted as of the beginning of the fiscal year of adoption for the following amendment: An entity should present separately in other comprehensive income the portion of the total change in the fair value of a liability at fair value in accordance with the fair value option for financial instruments. An entity should apply the amendments to this update by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption. The Company has evaluated the impact of adopting ASU 2016-01, and does not expect the impact to have a material impact on the Company’s financial position or results of operation upon adoption.

FASB ASU 2016-02, Leases

In February 2016, the FASB issued ASU 2016-02, “Leases.” Under the new guidance, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date:

•	A lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and
•	A right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

Under the new guidance, lessor accounting is largely unchanged. Certain targeted improvements were made to align, where necessary, lessor accounting with the lessee accounting model and Topic 606, “Revenue from Contracts with Customers.” The new lease guidance simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing. Lessees (for capital and operating leases) and lessors (for sales-type, direct financing, and operating leases) must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. Lessees and lessors may not apply a full retrospective transition approach.

The amendments in ASU 2016-02 are effective for public companies beginning after December 15, 2018, including interim periods therein. Management is in the process of gathering documentation on current lease agreements to assess the impact of adopting this guidance on the Company’s financial statements, but its impact is not expected to be material.

FASB ASU 2016-13, Financial Instruments—Credit Losses

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments—Credit Losses”. The amendments in this ASU replace the incurred loss model with a methodology that reflects expected credit losses over the life of the loan and requires consideration of a broader range of reasonable and supportable information to calculate credit loss estimates. ASU 2016-13 replaces the incurred loss impairment methodology with a new methodology that reflects expected credit losses over the lives of the loans and requires consideration of a broader range of information to inform credit loss estimates. The ASU requires an organization to estimate all expected credit losses for financial

Salin Bancshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

(Table Dollar Amounts in Thousands)

assets measured at amortized cost, including loans and held-to-maturity debt securities, based on historical experience, current conditions, and reasonable and supportable forecasts. Additional disclosures are required.

For public companies, ASU 2016-13 is effective, for annual and interim periods beginning after December 15, 2019.The Company has established a committee that is developing a project plan to review modeling data currently available and technology needed to ensure compliance of this standard. While the Company generally expects to recognize a one-time cumulative effect adjustment to the allowance for loan losses as of the beginning of the first reporting period in which the new standard is effective, the Company cannot yet determine the magnitude of any such one-time adjustment or the overall impact of the new guidance on the Company’s consolidated financial statements. Management continues to expect that the implementation of this ASU may increase the balance of the allowance for loan losses and is continuing to evaluate the potential impact on the Company’s financial position and results of operations.

FASB ASU 2017-08, Premium Amortization on Purchased Callable Debt

In March 2017, the FASB issued ASU 2017-08, “Premium Amortization on Purchased Callable Debt.” This ASU applies to all entities that hold investments in callable debt securities that have an amortized cost basis in excess of the amount that is repayable by the issuer at the earliest call date (that is, at a premium). The ASU requires the premium to be amortized to the earliest call date, not the maturity date. The amendments do not require an accounting change for securities held at a discount; the discount continues to be amortized to maturity.

For public companies, ASU 2017-08 for annual and interim periods beginning after December 15, 2019. Early adoption is permitted. Management is still in the process of evaluating the impact of adopting this guidance, but does not expect the ASU to have a material effect on the Company’s financial position or results of operations.

Note 18: Subsequent Events

Subsequent events have been evaluated through April 24, 2018 which is the date the consolidated financial statements were available to be issued.